GFAM SHARES APPROVED FOR QUOTATION ON THE NASDAQ OVER- THE-COUNTER BULLETIN BOARD

BOISE, Idaho, May 25 /PRNewswire-FirstCall/ -- Great American Family Parks, Inc. (OTCBB:GFAM - News), a company focused on the management and acquisition of regional amusement parks, announced today that the National Association of Securities Dealers (NASD) has approved the Company’s shares for quotation on the Over-the-Counter Bulletin Board . The Company's shares, which were previously quoted on the Pink Sheets, are quoted under the ticker symbol GFAM.OB as of today.

”We are very excited that our shares have been approved for quotation on the OTCBB,” said Larry Eastland, the President of Great American Family Parks. “The Company has been looking forward to this move for many months. Obtaining OTCBB status is an integral part of our Company’s growth strategy, allowing us access to additional capital markets as we continue to pursue the next phase of our growth strategy, which includes intensifying our search for potential acquisition opportunities.”

About Great American Family Parks
Great American Family Parks is focused on buying and managing profitable regional theme parks and themed amusement attractions in the United States. By building a family of parks, GFAM plans to develop a series of compatible, yet distinct entertainment and amusement products, including themed amusement parks, associated products, food and beverage, and multimedia offerings. For more information on the Company, visit http://www.weloveparks.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur. Additional risks and uncertainties are set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, the Company's Quarterly Report on Form 10-QSB for the first quarter ended March 31, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

CONTACT: Chesapeake Group 410-825-3930